Ex. 99.28(g)(2)(xiv)

Amendment to Master Custodian Agreement

This Amendment, effective as April 27, 2020, to the Master Custodian Agreement dated as of December 30, 2010, (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Agreement”) is by and among each management investment company, and each Cayman Islands entity identified on Appendix A attached thereto (each a “Fund” and collectively, the “Funds”), and State Street Bank and Trust Company, a Massachusetts trust company (the “Custodian”).

Whereas, the Custodian and the Funds (the “Parties”) have entered into the Agreement by which the Custodian provides certain custodial services relating to securities and other assets of each Fund.

Whereas, the Fund segregates and separately manages certain of the Fund’s portfolio of assets (each in an account).

Whereas, the Boards of Trustees of JNL Series Trust, JNL Investors Series Trust, and Jackson Variable Series Trust, and the Board of Managers of JNL Variable Fund LLC (together, the “Board”) has approved (i) one new fund (Portfolio) of JNL Series Trust (“New Fund (Portfolio)”), (ii) redomiciliation of certain funds (each, formerly, a fund of Jackson Variable Series Trust or a fund of JNL Variable Fund LLC) each into a new fund of JNL Series Trust (“Redomiciliations/New Funds (Portfolios)”), (iii) mergers for certain funds of JNL Series Trust and Jackson Variable Series Trust (“Fund (Portfolio) Mergers”), and (iv) fund name changes for certain funds of JNL Series Trust (“Fund (Portfolio) Name Changes”), as outlined below, effective April 27, 2020:

New Fund (Portfolio)

1)	JNL/Lord Abbett Short Duration Income Fund.

Redomiciliations/New Funds (Portfolios)

Each, formerly, a fund of Jackson Variable Series Trust:

1)	JNL/DFA U.S. Small Cap Fund;

2)	JNL/DoubleLine® Total Return Fund;

3)	JNL/Lazard International Strategic Equity Fund;

4)	JNL/Neuberger Berman Commodity Strategy Fund; and

5)	JNL/T. Rowe Price Capital Appreciation Fund.

Each, formerly, a fund of JNL Variable Fund LLC:

1)	JNL/Mellon MSCI World Index Fund; and

2)	JNL/Mellon Nasdaq® 100 Index Fund.

Fund (Portfolio) Mergers

1)	JNL/Eaton Vance Global Macro Absolute Return Advantage Fund;

2)	JNL/FPA + DoubleLine® Flexible Allocation Fund;

3)	JNL/Goldman Sachs Emerging Markets Debt Fund;

4)	JNL/Neuberger Berman Currency Fund;

5)	JNL/Nicholas Convertible Arbitrage Fund;

6)	JNL/Oppenheimer Emerging Markets Innovator Fund;

7)	JNL/PPM America Mid Cap Value Fund; and

8)	JNL/PPM America Value Equity Fund.

Fund (Portfolio) Name Changes

1)	JNL/Crescent High Income Fund change to JNL/T. Rowe Price U.S. High Yield Fund (in connection with an investment sub-adviser replacement, as approved by the Board);

2)	JNL/Franklin Templeton Mutual Shares Fund change to JNL/JPMorgan Growth & Income Fund (in connection with an investment sub-adviser replacement, as approved by the Board, this fund (Portfolio), currently custodied by JPMorgan Chase Bank, N.A., will change custodians and, therefore, this fund (Portfolio) will be added to this Agreement);

3)	JNL/Lazard Emerging Markets Fund change to JNL Multi-Manager Emerging Markets Equity Fund (in connection with an investment sub-adviser replacement and transition to a multi-manger fund structure, as approved by the Board);

4)	JNL/Oppenheimer Global Growth Fund change to JNL/Invesco Global Growth Fund; and

5)	JNL/T. Rowe Price Managed Volatility Balanced Fund change to JNL/T. Rowe Price Balanced Fund.

Whereas, the Directors of JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd., and the Directors of JNL/Neuberger Berman Commodity Strategy Fund Ltd. (together, the “Cayman Entity Directors”) have approved termination of the Cayman Island entities outlined below (“Cayman Islands Entity Terminations”), effective April 27, 2020:

Cayman Islands Entity Terminations

1)	JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd.; and

2)	JNL/Neuberger Berman Commodity Strategy Fund Ltd.

Whereas, pursuant to Board and Cayman Entity Directors approval of the changes, as outlined above, the Parties have agreed to amend the Agreement, including its Appendix A, to remove Jackson Variable Series Trust, JNL Variable Fund LLC, JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd., and JNL/Neuberger Berman Commodity Strategy Fund Ltd., each as a party, effective April 27, 2020; and to amend Appendix A of the Agreement to add each new fund (Portfolios, as defined in the Agreement), to remove the merged funds as Portfolios, and to update the names of certain funds (Portfolios), effective April 27, 2020.

Now, Therefore, in consideration of the promises and mutual covenants herein contained, the Parties hereto agree as follows:

1)	Jackson Variable Series Trust, JNL Variable Fund LLC, JNL/Eaton Vance Global Macro Absolute Return Advantage Fund Ltd., and JNL/Neuberger Berman Commodity Strategy Fund Ltd. are each hereby removed as a party to the Agreement, effective April 27, 2020.

2)	Appendix A to the Agreement is hereby deleted and replaced, in its entirety, with Appendix A updated as of April 27, 2020, attached hereto.

3)	Except as specifically amended hereby, all other terms and conditions of the Agreement shall remain in full force and effect.

4)	This Amendment may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts taken together shall constitute one and the same instrument. Counterparts may be executed in either original or electronically transmitted form (e.g., faxes or emailed portable document format (PDF) form), and the Parties hereby adopt as original any signatures received via electronically transmitted form.

[Remainder of page intentionally left blank.]

In Witness Whereof, the Parties hereto have caused this Amendment to be executed by their officers designated below, effective April 27, 2020.

JNL Series Trust, and JNL Investors Series Trust, each on behalf of its Portfolios listed on Appendix A hereto JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Assistant Secretary

PPM Funds, on behalf of its Portfolios listed on Appendix A hereto

By:	/s/ Emily J. Bennett
Name:	Emily J. Bennett
Title:	Vice President and Secretary

State Street Bank and Trust Company

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

Appendix A

to

Master Custodian Agreement

(Updated as of April 27, 2020)

Fund: JNL Series Trust, for the following Portfolios
JNL Multi-Manager Alternative Fund
JNL Multi-Manager Emerging Markets Equity Fund
JNL Multi-Manager International Small Cap Fund
JNL Multi-Manager Mid Cap Fund
JNL/AQR Large Cap Relaxed Constraint Equity Fund
JNL/Boston Partners Global Long Short Equity Fund
JNL/Causeway International Value Select Fund
JNL/ClearBridge Large Cap Growth Fund
JNL/DFA Growth Allocation Fund
JNL/DFA International Core Equity Fund
JNL/DFA Moderate Growth Allocation Fund
JNL/DFA U.S. Core Equity Fund
JNL/DFA U.S. Small Cap Fund
JNL/DoubleLine® Core Fixed Income Fund
JNL/DoubleLine® Emerging Markets Fixed Income Fund
JNL/DoubleLine® Shiller Enhanced CAPE® Fund
JNL/DoubleLine® Total Return Fund
JNL/Fidelity Institutional Asset Management® Total Bond Fund
JNL/GQG Emerging Markets Equity Fund
JNL/Harris Oakmark Global Equity Fund
JNL/Invesco Diversified Dividend Fund
JNL/Invesco Global Growth Fund
JNL/Invesco Global Real Estate Fund
JNL/Invesco International Growth Fund
JNL/Invesco Small Cap Growth Fund
JNL/JPMorgan Global Allocation Fund
JNL/JPMorgan Growth & Income Fund
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan Midcap Growth Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/Lazard International Strategic Equity Fund
JNL/Loomis Sayles Global Growth Fund
JNL/Lord Abbett Short Duration Income Fund
JNL/Mellon MSCI World Index Fund
JNL/Mellon Nasdaq® 100 Index Fund
JNL/MFS Mid Cap Value Fund
JNL/Neuberger Berman Commodity Strategy Fund
JNL/Neuberger Berman Strategic Income Fund
JNL/PPM America Floating Rate Income Fund
JNL/PPM America High Yield Bond Fund
JNL/PPM America Small Cap Value Fund
JNL/PPM America Total Return Fund
JNL/RAFI® Fundamental Asia Developed Fund
JNL/RAFI® Fundamental Europe Fund
JNL/RAFI® Fundamental U.S. Small Cap Fund
JNL/RAFI® Multi-Factor U.S. Equity Fund
JNL/T. Rowe Price Capital Appreciation Fund
JNL/T. Rowe Price Established Growth Fund

A-1

JNL/T. Rowe Price Balanced Fund
JNL/T. Rowe Price Mid-Cap Growth Fund
JNL/T. Rowe Price Short-Term Bond Fund
JNL/T. Rowe Price U.S. High Yield Fund
JNL/T. Rowe Price Value Fund
JNL/Westchester Capital Event Driven Fund

Fund: JNL Investors Series Trust, for the following Portfolio
JNL/PPM America Low Duration Bond Fund

Fund: PPM Funds, for the following Portfolios
PPM Core Fixed Income Fund
PPM Core Plus Fixed Income Fund
PPM Floating Rate Income Fund
PPM High Yield Core Fund
PPM Investment Grade Credit Fund
PPM Long Short Credit Fund
PPM Large Cap Value Fund
PPM Mid Cap Value Fund
PPM Small Cap Value Fund

Cayman Islands Entity:

JNL Multi-Manager Alternative Fund (Boston Partners) Ltd.

A-2